SOUTHWESTERN ENERGY COMPANY

GUIDELINES FOR PERFORMANCE UNIT AWARDS

1.

Purpose of the Plan

Southwestern Energy Company (“Southwestern”) maintains the Southwestern Energy Company 2013 Incentive Plan (the “Plan”) to promote the interests of Southwestern and its stockholders by providing the employees and eligible non-employee directors of Southwestern and its subsidiaries (the “Company”), with incentives and rewards to encourage them to continue in the service of the Company.  The Plan is designed to serve this goal by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

These Guidelines for Performance Unit Awards (the “Guidelines”) are intended to implement the Plan by providing employees of the Company who are eligible to participate in the Plan with long-term compensation awards in the form of units, the value of which depends upon the financial performance of the Company in comparison to the Performance Measures (as defined in the Plan) specified for a specified time period (the “Performance Units”) and as further described in these Guidelines.

These Guidelines are adopted pursuant to relevant provisions of the Plan and are to be interpreted and applied in accordance with the terms and provisions thereof.  Specifically, these Guidelines provide for the grant of Performance Units under Section 8 and 9 of the Plan. Unless otherwise provided herein, capitalized terms used in these Guidelines will have the meaning given such terms in the Plan. If there is any conflict between these Guidelines and the Plan, the terms and provisions of the Plan shall control.

2.

Eligibility

The employees who shall be eligible to receive Performance Units pursuant to the Plan shall be those employees of the Company that the Committee shall select from time to time (“Participants”).  All Performance Units granted under the Plan shall be evidenced by a separate document that shall specify the grant of Performance Units to the Participant, the applicable Performance Measures set by the Committee and other conditions to which the grant is subject, in such form as the Committee shall from time to time approve (such document, a “Grant Agreement”).

3.

Performance Units

Each grant of a Performance Unit shall comply with and be subject to the following terms and conditions:

(a)

Grants

(i)

For each Performance Period, the Committee shall determine whether to grant any Performance Units and, if Performance Units are granted, such grant shall be evidenced by a Grant Agreement between Southwestern and the Participant.  The number of Performance Units to be granted to a Participant shall be determined by the Committee based on the Participant's role and responsibilities and competitive levels of long-term compensation.  No fractional Performance Units shall be granted.

(ii)

Within 90 days following the beginning of a Performance Period, and in any case before 25% of a Performance Period has elapsed, the Committee shall determine the Performance Measures to be used for the Performance Period, the weighting of such Performance Measures, and the Performance Targets ,which shall be specified in the Grant Agreement.  Unless otherwise specified by the Committee or in the Grant Agreement, each Performance Period will be a thirty-six (36) month period starting on the first day of Southwestern’s fiscal year immediately following the date of grant of an award of Performance Units.

(b)

Interests of a Participant

The Company shall create individual accounts on its books to reflect the number of Performance Units credited to each Participant for any Performance Period.

(c)

Vesting

Except as provided in Sections 5 and 3(d) herein, or as specified in the Grant Agreement, each Participant's right to the Performance Units awarded for any Performance Period shall vest one-third per year starting on the day of the first anniversary of the date of grant, provided that the Participant has not terminated employment.

(d)

Effect of Termination of Employment

(i)

Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability, Retirement or death, all unvested Performance Units granted to such Participant shall expire at the commencement of business on the date of such termination, and no payment shall be made to the Participant with respect thereto.  Except as otherwise provided herein or in the Grant Agreement, Southwestern shall make payment respecting vested Performance Units, upon expiration of the original Performance Period under the original terms for such vested Performance Units, and in no event later than two and one-half months following the last day of the original Performance Period.

(ii)

In the event of the termination of a Participant’s employment for Cause, all outstanding vested and unvested Performance Units granted to such Participant shall expire at the commencement of business on the date of such termination, and no payment shall be made to the Participant with respect thereto.

(iii)

In the event that the employment of a Participant with the Company shall terminate on account of the death, Disability or Retirement of the Participant, a portion of the unvested Performance Units granted to such Participant, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or the applicable Grant Agreement, shall vest on the date of such termination.  The portion referred to in the preceding sentence shall be determined separately under each Grant Agreement and shall be equal to the product of (a) the total number of Performance Units granted to such Participant under the applicable Grant Agreement and (b) a fraction, the numerator of which is the total number of days that have elapsed between the Grant Date of such Grant Agreement and the date such Participant’s employment terminated and the denominator of which is the total number of days between the Grant Date of such Grant Agreement and the final Vesting Date under such Grant Agreement.  Except as otherwise provided herein or in the Grant Agreement, Southwestern shall make payment respecting vested Performance Units, upon expiration of the original Performance Period under the original terms for such vested Performance Units, and in no event later than two and one-half months following the last day of the original Performance Period.

4.

Performance Unit Benefit

(a)

Payment Value

The Performance Units will have a value (the “Payment Value”), expressed in dollars, at the end of the applicable Performance Period contingent upon the attainment of the Performance Measures, as specified in the Participant’s Grant Agreement and determined by the Committee.  The Payment Value will be determined by multiplying the target value by the percentage or percentages assigned to the level of the Company’s actual financial performance, based on the Performance Measures and associated percentages assigned to the various levels of performance of such Performance Measures at the beginning of the Performance Period. If the attainment of a Performance Measure occurs between the stated levels, the Payment Value will be determined by linear extrapolation.

(b)

Payout Calculation and Payment

(i)

The Committee shall use Southwestern’s year-end audited financial statements in determining the extent to which the Performance Measures were achieved during the relevant Performance Period and shall certify in writing whether and the extent to which the Performance Measures for each Performance Period have been met.

(ii)

Except as otherwise provided herein or in the Grant Agreement, Southwestern shall pay the Participant a lump sum cash payment equal to the total amount of Payment Value due the Participant at the conclusion of a Performance Period on such date following the certification of the Performance Measures as the Committee shall designate, but in no event later than two and one-half months following the last day of such Performance Period.

(iii)

The Committee may permit a Participant to elect to defer receipt of some or all of the payment due under this Section under such terms and conditions as the Company may prescribe in accordance with the requirements of Section 409A of the Code.

5.

Effect of Change in Control

Upon the occurrence of a Change in Control, each Performance Unit granted under the Plan and outstanding at such time shall become fully and immediately vested.  In full satisfaction of amounts due under the Performance Units, Southwestern shall pay the Participant the target value (as specified in the Grant Agreement) or, if greater, in the sole discretion of the Committee, an amount that the Committee determines to be the projected amount that would have been payable had the Performance Period run its cycle.  Such amounts shall be paid within five (5) business days following a Change in Control.

6.

Withholding

In accordance with Section 16 of the Plan, Participants shall be solely responsible for any applicable taxes (including without limitation income and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, settlement or exercise of any payment under these Guidelines.  Appropriate withholding and deductions will be taken from such payments.

7.

Amendment of the Guidelines

The Committee may at any time terminate, revise or amend the Guidelines in any respect whatsoever; provided however that any such change or modification shall comply with the provisions of Section 409A of the Code.  Nothing herein shall restrict the Committee’s authority to administer the Guidelines pursuant to Section 4 of the Plan, which authority may be exercised without amendment to the Guidelines. However, no action hereunder may, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Performance Units.

8.

Transferability of Performance Unit

During the lifetime of a Participant, each Performance Unit granted to the Participant shall only be exercisable by such Participant.  No Performance Unit shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

9.

Adjustment

Pursuant to Section 9 of the Plan, the Committee will adjust the Performance Targets for the relevant Performance Period to exclude the impact of charges for restructurings, discontinued

operations, extraordinary items, all non-cash charges resulting from any write-down of oil and gas properties and all other non-cash components of Accumulated Other Comprehensive Income (AOCI), other unusual or non-recurring items, and the cumulative effect of accounting changes, each as defined by generally accepted account principles and as identified in Southwestern’s audited financial statements, including the notes thereto.

10.

Performance-Based Compensation

Notwithstanding anything in these Guidelines to the contrary, any Award of Performance Units intended to qualify as Performance-Based Compensation will be subject to Section 9 of the Plan and any amount payable with respect to an Award that is intended to qualify as Performance-Based Compensation shall be determined in a manner permitted by Section 162(m) of the Code.

11.

Section 409A of the Code

The benefits provided hereunder shall be paid in such a manner as to satisfy Section 409A of the Code or an exception to the application of Section 409A of the Code. To the extent that these benefits become subject to Section 409A of the Code, the Guidelines and the Plan shall be interpreted and construed to the fullest extent allowed under Section 409A of the Code and the applicable guidance thereunder to satisfy the requirements of an exception or to comply with Section 409A of the Code and the applicable guidance thereunder and to avoid any additional tax thereunder. To the extent compliance with the requirements of Treas. Reg. Section 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Code to payments due following a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations), then notwithstanding any other provision of the Guidelines or the Plan, any such payments that are otherwise due within six (6) months following the separation from service will be deferred and paid to the Participant in a lump sum immediately following that six (6) month period.

12.

Effective Date and Term of Plan

These Guidelines were adopted by the Board on February 19, 2013 subject to the approval of the Plan by the stockholders of Southwestern.